Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -------------------------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                    -------------------------------------
                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

         Louisiana                                       72-6017893
      (State or other                                 (I.R.S. Employer
jurisdiction of incorporation                       Identification Number)
      or organization)
                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                                 (504) 586-7272
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                    -------------------------------------

           Send to:                                      Copy to:
     JOSEPH S. SCHWERTZ, ESQ.                      JANE E. ARMSTRONG, ESQ.
   Whitney Holding Corporation                         Phelps Dunbar LLP
      228 St. Charles Avenue                      Suite 2000, 365 Canal Street
  New Orleans, Louisiana  70130                   New Orleans, Louisiana  70130
         (504) 586-3596                                  (504) 584-9244
(Name, address, including zip code,
      and telephone number,
including area code, of agent for service)

                    -------------------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to after the effective date of this Registration Statement.
                    -------------------------------------
       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                           Proposed              Proposed
               Title of each                          Amount                maximum               maximum
            Class of securities                        to be               offering              aggregate            Amount of
             to be registered                      registered(1)       price per unit(2)     offering price(2)    registration fee
---------------------------------------------- --------------------- --------------------- --------------------- -------------------
Common Stock..................................        164,332                $40.655             $6,680,917             $846.47
============================================== ===================== ===================== ===================== ===================

(1) In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale price of the Common Stock on February 2, 2004, as reported by the Nasdaq Stock Market.

                    -------------------------------------
         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           WHITNEY HOLDING CORPORATION
                             228 St. Charles Avenue
                              New Orleans, LA 70130
                                 (504) 586-7272

                                   PROSPECTUS

                                 164,332 SHARES
                            NO PAR VALUE COMMON STOCK

                    -------------------------------------

         This prospectus relates to the public offering, which is not being underwritten, of up to 164,332 shares of no par value common stock issued by Whitney Holding Corporation. The shares may be offered, from time to time, by the selling shareholder, Whitney National Bank, as trustee of the Whitney National Bank Retirement Trust. The trustee intends to sell the shares on behalf of the trust in ordinary brokers' transactions at the prevailing market price, in negotiated transactions at prices determined by the parties or by other means.

                    -------------------------------------

         Our common stock is traded on the Nasdaq Stock Market under the trading symbol "WTNY." On February 2, 2004, the closing sales price of the stock was $40.66 per share.

                    -------------------------------------

         The company will not receive any of the proceeds from the sale of the shares; the proceeds will go to the trust. All the expenses of registration incurred in connection with this offering are being borne by us, but all brokerage commissions and other direct expenses of sale incurred by the trustee will be borne by the trust.

                    -------------------------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                    -------------------------------------


                The date of this prospectus is February 2, 2004.

                                TABLE OF CONTENTS

                                                                            Page
About this Prospectus..........................................................1

Where You Can Find More Information............................................2

Information About the Company..................................................3

Forward-Looking Statements.....................................................3

Use of Proceeds................................................................4

Selling Shareholder; Plan of Distribution......................................4

Legal Matters..................................................................4

Experts........................................................................5





                            1. About this Prospectus

     This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, the SEC. As permitted by SEC rules, this prospectus does not contain all of the information we included in the registration statement and the accompanying exhibits we filed with the SEC. You should read the registration statement and the exhibits if you want more information. We filed the registration statement on Form S-3 with the SEC on February 5, 2004, No. 333-___________.

     This prospectus provides you with information about securities that are offered by the trustee of the Whitney National Bank Retirement Trust. You should assume that the information in this prospectus, or any prospectus supplement, is accurate only as of the date on the front of the document and that any information we incorporated by reference is accurate only as of the date of the document incorporated by reference.

     You should only rely upon the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized any person to provide you with different information.

     Unless we have indicated otherwise, references in this prospectus to the "company," "Whitney," "we," "us," and "our" or similar terms are to Whitney Holding Corporation. The term "bank" means Whitney National Bank. The term "plan" means the Whitney National Bank Retirement Plan, the term "trust" means the Whitney National Bank Retirement Trust, and the term "trustee" refers to Whitney National Bank, in its capacity as the trustee of the trust.

                     2. Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, DC 20549. You can obtain information about the SEC's public reference room by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a copying fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, DC 20549. You can access information we file electronically with the SEC over the Internet at the SEC's website at http://www.sec.gov.

     Our common stock is traded on the Nasdaq Stock Market under the trading symbol "WTNY." You can inspect any reports, proxy and information statements and other information concerning us at the offices of the National Association of Securities Dealers, 1735 K. Street, N.W., Washington, DC 20006.

     The SEC permits "incorporation by reference," which means that we can disclose important information to you by referring you to other documents. The information we incorporate by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, the Exchange Act, until the trustee sells all of the securities covered by this prospectus:

     o Annual Report on Form 10-K for the year ended December 31, 2002.

     o Quarterly Report on form 10-Q for the quarter ended March 31, 2003.

     o Quarterly Report on form 10-Q for the quarter ended June 30, 2003.

     o Quarterly Report on form 10-Q for the quarter ended September 20, 2003.

     o Current Report on Form 8-K filed with the SEC on January 21, 2004, other than the information furnished in item 12 thereof.

     o Current Report on Form 8-K filed with the SEC on October 16, 2003, other than the information furnished in item 12 thereof.

     o Current Report on Form 8-K filed with the SEC on July 17, 2003, other than the information furnished in item 9 thereof.

     o Current Report on Form 8-K filed with the SEC on April 17, 2003, other than the information furnished in item 9 thereof.

     o A description of our common stock, which is included on Form 8-K filed with the SEC on January 19, 1996, as may be amended from time to time to update the description.

     You may request a copy of these documents, without charge, by writing, telephoning or e-mailing:

     Investor Relations
     Whitney Holding Corporation
     228 St. Charles Avenue
     New Orleans, LA  70130
     Telephone: (504) 586-3627

     E-mail:
     investor.relations@whitneybank.com

                        3. Information About the Company

     Whitney Holding Corporation, the Company, is a Louisiana bank holding company registered under the Bank Holding Company Act of 1956, as amended. Our principal banking subsidiary is Whitney National Bank. The bank is a national banking association headquartered in New Orleans, Louisiana. It has engaged in the general banking business in south Louisiana since 1883. The bank engages in community banking, serving a market area that covers the five-state gulf coast region. These locations stretch from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; through central and south Alabama; and into the Florida panhandle. The bank also has a foreign branch on Grand Cayman in the British West Indies. Our principal executive offices are located at:

     228 St. Charles Avenue
     New Orleans, Louisiana  70130
     Telephone: (504) 586-7117

     The company, the bank and their related operations are subject to federal, state and local laws applicable to banks and bank holding companies and to the regulations of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

                          4. Forward-Looking Statements

     Certain statements contained in or incorporated by reference into this prospectus are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, the "Securities Act," and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which we make in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of our more important assumptions include expectations about overall economic conditions in our market area, the movement of interest rates, actions that may be taken by the Federal Reserve Board, changes in laws and regulations applicable to our operations, the nature and level of competition, customer behavior and preferences and our ability to respond effectively to them.

     We do not know how future conditions and events will affect the assumptions used in our forward-looking statements. As a result, there is a risk that our future results will differ materially from what is stated in or implied by our forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or any other reason.

                               5. Use of Proceeds

     The company will not receive any of the proceeds realized from the sale of shares offered by this prospectus. All proceeds from the sale of shares offered by this prospectus will be for the account of the trust. We will incur expenses in connection with the registration of this offering, but the trust is responsible for the direct expenses of sale, such as brokerage commissions or other costs.

                  6. Selling Shareholder; Plan of Distribution

     The selling shareholder, the trust, is a tax-exempt trust that is maintained to fund benefits payable from the Whitney National Bank Retirement Plan, a qualified employee benefit plan. Except for shares acquired by the trust as a result of stock dividends or stock splits, the shares offered by this prospectus were contributed to the trust by the bank before 1965, to fund benefits payable under the plan. We are registering the shares to enable the trustee to diversify the assets of the trust.

     As of February 2, 2004, the trust owned a total of 182,200 shares, representing .449% of the company's issued and outstanding shares. A portion of these shares, 17,878 shares, were previously registered for resale by the trust, and the trustee intends to sell these previously registered shares from time to time, in addition to the shares offered by this prospectus. If the trustee elects to sell all of the shares registered pursuant to this prospectus and retains the previously registered shares, the trust will own 17,878 shares of the company's common stock, representing 0.044% of our issued and outstanding shares as of February 2, 2004.

     The trustee may sell a maximum of 164,322 shares pursuant to this prospectus for the account of the trust. The trustee acts independently of the company to determine the time, manner, and/or amount of any sale. The trustee may sell the shares on the Nasdaq Stock Market at prices and under terms then prevailing; the trustee may also sell the shares at prices related to the then current market price, at varying prices or at negotiated prices. The shares may be sold, from time to time, by one or more of the following means:

    o In transactions on the Nasdaq Stock Market or such other markets on which our common stock may be listed at the time of sale;

    o    In privately-negotiated transactions; or

    o    Through a combination of these or other methods.

     The trust will be responsible for any expenses incurred in connection with the sale of the securities, such as brokerage commissions and other expenses of sale.

                                7. Legal Matters

         Certain legal matters relating to the validity of the securities offered hereby will be passed upon for the company by Phelps Dunbar LLP, New Orleans, Louisiana.

                                   8. Experts

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     On May 22, 2002, we decided not to continue the engagement of Arthur Andersen LLP as our independent accountants. For additional information about this decision, refer to our current report on Form 8-K with the SEC on May 23, 2002. We understand that the SEC will not accept a consent from Arthur Andersen LLP if the engagement partner and the manager for our audit are no longer with Arthur Andersen LLP. As a result, we have not obtained the consent of Arthur Andersen LLP to the incorporation by reference into this registration statement of their audit report with respect to our consolidated financial statements as of December 31, 2001 and 2000, and the years then ended.

     Arthur Andersen LLP is not liable under section 11(a) of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by them or for any omission of a material fact required to be included in the financial statements. Accordingly, a purchaser of the common stock offered by this prospectus will be unable to assert a claim against Arthur Andersen LLP under section 11(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         Below are the costs and expenses payable by the company in connection with the proposed sale of common stock being registered. All amounts are estimates except the SEC registration fee.

         SEC registration fee                          $     846.47
         Legal fees and expenses                           5,000.00
         Accounting fees and expenses                      5,000.00

         Total                                         $  10,846.47

Other expenses of sale, such as brokerage commissions, will be paid by the trust.

Item 15. Indemnification of Directors and Officers.

         The Louisiana Business Corporation Law, or the "LBCL," contains several provisions that directly affect the liability of officers and directors of Louisiana corporations to the corporations and shareholders that they serve.
Section 83 permits Louisiana corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Sections 91 and 92 set forth the liability of officers and directors of Louisiana corporations.

         Section 91 of the LBCL provides that officers and directors of Louisiana corporations are fiduciaries with respect to the corporation and its shareholders and requires that they discharge the duties of their positions as such in good faith and with the diligence, care, judgment and skill which ordinary prudent men would exercise under similar circumstances in like positions. Section 91, however, specifically provides that a director or officer shall not be held personally liable to the corporation or its shareholders for monetary damages unless the director or officer acted in a grossly negligent manner or engaged in conduct demonstrating a greater disregard of the duty of care than gross negligence. Gross negligence is defined as a reckless disregard of or carelessness amounting to indifference to the best interests of the corporation or the shareholders. Section 91 also provides that a director or officer who makes a business decision in good faith satisfies the required duty of care if he or she does not have a conflict of interest with respect to the matter, is informed about the matter to the extent he or she reasonably believes to be appropriate under the circumstances and rationally believes his or her judgment is in the best interests of the corporation and its shareholders.
Section 91 also specifically provides that it is not intended to derogate from any indemnification permitted under Section 83 (which is discussed below).

         Section 92 of the LBCL limits the liability of officers and directors with respect to certain matters, as well as imposes personal liability for certain actions, such as the knowing issuance of shares in violation of the LBCL. Paragraph E of Section 92 permits a director, in the performance of his duties, to be fully protected from liability in relying in good faith on the records of the corporation and upon such information, opinions, reports or statements presented to the corporation, the board of directors, or any committee of the board by any of the corporation's officers or employees, or by any committee of the board of directors, or by any counsel, appraiser, engineer or independent or certified public accountant selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such a selection or by any other person as to matters the directors reasonably believe are within such other person's professional or expert competence and which person is selected with reasonable care by the board of directors or any committee thereof or any officer having the authority to make such selection.

         Section 83 of the LBCL permits a Louisiana corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business. Such persons may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any such action as long as the indemnified party acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to criminal actions or proceedings, the indemnified person must not only have acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, but he or she must also not have had any reasonable cause to believe that his or her conduct was unlawful.

         The LBCL treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. In such suits, indemnification is limited to expenses (including attorneys' fees and amounts paid in settlement) not exceeding (in the judgment of the board of directors) the estimated expense of litigating the action to conclusion actually and reasonably incurred in connection with the defense or settlement of the action. Further, no indemnification is permitted in a derivative action for any expenses if the individual seeking indemnification is adjudged by a court of competent jurisdiction to be liable for willful or intentional misconduct in the performance of his or her duty to the corporation unless specifically ordered by the court.

         Indemnification of officers and directors may only be made by the corporation (unless ordered by the court) if the corporation has specifically authorized indemnification after determining that the applicable standard of conduct has been met. This determination may be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable and a quorum of disinterested directors so directs, by independent legal counsel, or (iii) by the shareholders.

         Indemnification of officers and directors against reasonable expenses is mandatory under Section 83 of the LBCL to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him or her giving rise to a claim of indemnification. Louisiana corporations are permitted to advance the costs of defense to officers and directors with respect to claims for which they may be indemnified under
Section 83 of the LBCL. In order to advance such costs, however, the board of directors must approve such procedure. In addition, a corporation may only advance defense costs if it has received an undertaking by or on behalf of the officer or director to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified as otherwise authorized by
Section 83.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         The Composite Charter and By-Laws of Whitney Holding Corporation provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of Whitney Holding Corporation generally to the full extent permitted by Louisiana law.

Item 16.          Exhibits.

         4.1 The company's Composite Charter, filed with the Commission on November 13, 2000, as Exhibit 3.1 to Form 10-Q for the quarter ended September 30, 2000 (Commission file number 0-1026), is hereby incorporated by this reference.

         4.2 The company's By-Laws, filed with the Commission on November 13, 2000, as Exhibit 3.2 to Form 10-Q for the quarter ended September 30, 2000 (Commission file number 0-1026), are hereby incorporated by this reference.

         5.1      Opinion of Phelps Dunbar LLP

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2     Consent of Phelps Dunbar LLP (included in Exhibit 5.1).

         24.1     Power of Attorney (included on the signature page hereto).

Item 17.          Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
                       arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)To include any material information with respect to
                       the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                                    Exhibit 24.1
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 28th day of January, 2004.


                                               WHITNEY HOLDING CORPORATION


                                               By: /s/ William L. Marks
                                                  ------------------------------
                                                   William L. Marks
                                                   Chairman of the Board
                                                   and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. King Milling and Thomas L. Callicutt, Jr., or either one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                   Title                       Date
              ---------                   -----                       ----

/s/ William L. Marks              Chairman of the Board         January 28, 2004
-------------------------------   and Chief Executive Officer
William L. Marks


/s/ R. King Milling               Director and President        January 28, 2004
-------------------------------
R. King Milling

/s/ Thomas L. Callicutt, Jr.        Executive Vice President    January 28, 2004
-------------------------------   and Chief Financial Officer
Thomas L. Callicutt, Jr.          (Principal Financial Officer
                                   and Principal Accounting
                                             Officer)

/s/ Harry J. Blumenthal, Jr.      Director                      January 28, 2004
-------------------------------
Harry J. Blumenthal, Jr.


/s/ Joel B. Bullard, Jr.          Director                      January 28, 2004
-------------------------------
Joel B. Bullard, Jr.


/s/ James M. Cain                 Director                      January 28, 2004
-------------------------------
James M. Cain


/s/ Angus R. Cooper II            Director                      January 28, 2004
-------------------------------
Angus R. Cooper II


/s/ Richard B. Crowell            Director                      January 28, 2004
-------------------------------
Richard B. Crowell


                                  Director
-------------------------------
William A. Hines


/s/ John J. Kelly                 Director                      January 28, 2004
-------------------------------
John J. Kelly


                                  Director
-------------------------------
E. James Kock, Jr.


/s/ Alfred S. Lippman             Director                      January 28, 2004
-------------------------------
Alfred S. Lippman


                                  Director
-------------------------------
Michael L. Lomax
                                      S-2

/s/ Eric J. Nickelsen             Director                      January 28, 2004
-------------------------------
Eric J. Nickelsen


/s/ John G. Phillips              Director                      January 28, 2004
-------------------------------
John G. Phillips


/s/ Carroll W. Suggs              Director                      January 28, 2004
-------------------------------
Carroll W. Suggs


/s/ Dean E. Taylor                Director                      January 28, 2004
-------------------------------
Dean E. Taylor


                                  Director
-------------------------------
Kathryn M. Sullivan


/s/ Thomas D. Westfeldt           Director                      January 28, 2004
-------------------------------
Thomas D. Westfeldt

                                  EXHIBIT INDEX


Number   Item Description                                           Sequentially
                                                                        Numbered
                                                                            Page

4.1 The company's Composite Charter, filed with the Commission on November 13, 2000, as Exhibit 3.1 to
         Form 10-Q for the quarter ended September 30, 2000
         (Commission file number 0-1026), is hereby incorporated by this reference.

4.2 The company's By-Laws, filed with the Commission on November 13, 2000, as Exhibit 3.2 to Form 10-Q for the quarter ended September 30, 2000 (Commission file number 0-1026), are hereby incorporated by this reference.

5.1 Opinion of Phelps Dunbar LLP as to the legality of the securities being registered

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Phelps Dunbar LLP (included in Exhibit 5)

24.1 Power of Attorney (included on the Signature Page attached hereto)

                                                                     EXHIBIT 5.1
                                                                    EXHIBIT 23.2


                        [Letterhead of Phelps Dunbar LLP]



                                February 5, 2004


Whitney Holding Corporation
228 St. Charles Avenue
New Orleans, Louisiana 70130

             Re:   Whitney Holding Corporation
                   Registration Statement on Form S-3
                   164,332 Shares
                   Whitney National Bank, as Trustee of the
                   Whitney National Bank  Retirement Trust (Selling Shareholder)
                   -------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Whitney Holding Corporation (the "Company") in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") with respect to resales by Whitney National Bank (the "Bank"), in its capacity as the trustee of the Whitney National Bank Retirement Trust (the "Trust"), of an aggregate of 164,332 shares of no par value common stock (the "Common Stock").

         In so acting, we have examined and relied upon the original, or a photostatic or certified copy, of such records of the Company, the Bank and the Trust, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the accuracy and completeness of all corporate records made available to us by the Company, the Bank and the Trust, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be offered for resale by the Trust have been duly authorized and validly issued, fully paid and non-assessable.

         The foregoing opinions are limited to the laws of the State of Louisiana and the federal laws of the United States of America. We express no opinion as to matters governed by the laws of any other state. Furthermore, no opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

         This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

                                                        Very truly yours,

                                                        /s/ PHELPS DUNBAR LLP

                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2003 relating to the financial statements, which appears in Whitney Holding Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
February 5, 2004